Exhibit 10.1
AMENDMENT NUMBER FIVE
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2025 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Vice President, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”);

WHEREAS, L3Harris has recognized the International Association of Machinists and Aerospace Workers 166 – Lodge No. 971 (the “Union”) as the collective bargaining agent for its Aerojet Rocketdyne West Palm Beach, Florida business unit and entered into a collective bargaining agreement with the Union, which recently was ratified (the “CBA”);

WHEREAS, the CBA increases the rate of matching contributions under the Plan for participants who are members of the Union, effective in 2026, and then again effective in 2027; and

WHEREAS, the Head of Global Benefits desires to amend the Plan to reflect such increased rate of matching contributions.

NOW, THEREFORE, BE IT RESOLVED, that Section 4.2, “Matching Contributions,” set forth within Appendix 9, “AJRD Employees,” of the Plan hereby is amended to add the following new paragraph immediately following the second paragraph thereof, effective as of the date hereof:
Effective January 1, 2026, an AJRD Bargained Employee who is a member of the AJRD Union – West Palm Beach, FL (IUF) – IAMAW 166 – Lodge No. 971 (an “AJRD West Palm Beach Bargained Employee”) shall be entitled to receive matching contributions each payroll period equal to 100 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such payroll period that do not exceed five percent of his or her Compensation for such payroll period, and effective January 1, 2027, an AJRD West Palm Beach Bargained Employee shall be entitled to receive matching contributions each payroll period equal to 100 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such payroll period that do not exceed six percent of his or her Compensation for such payroll period.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 14 day of August, 2025.

/s/ Allison Lynn
Allison Lynn
Vice President, Global Benefits, Global Total Rewards

SIGNATURE PAGE TO AMENDMENT NUMBER FIVE
TO RETIREMENT SAVINGS PLAN